[STONEFIELD JOSEPHSON, INC. LETTERHEAD]
November 28, 2005
Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549
Re:    Fashion House Holdings, Inc. (Commission File No. 033-07075-LA)
Commissioners:
We have read the statements by registrant Fashion House Holdings, Inc. (“the Company”) contained in Item 4.01(a) of its Form 8-K dated November 15, 2005, which was filed with the United States Securities and Exchange Commission on November 16, 2005. Stonefield Josephson, Inc. (“Stonefield Josephson”) agrees with the statements concerning it in Item 4.01(a) of such Form 8-K, except for the following:
(1)	The Company states, “The decision to change accountants was approved by the board of directors.” We want to make clear that we made the unilateral decision to resign and did not seek prior approval by the Company’s board of directors regarding our resignation. We are unable to comment on any subsequent approval by the board of directors about the change in accountants.

(2)	The Company failed to report that Stonefield Josephson and the Company did have a disagreement regarding auditing scope and procedure with respect to an intangible asset recorded in the Company’s financial statements.
Very truly yours,
/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.